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Community Bankshares, Inc.
Form 10K
December 31, 1996

                                                 Exhibit 21.1

Subsidiaries of Community Bankshares, Inc.:

                                    Concord Savings Bank
                                    Community Mortgage, Inc.
                                    Bancredit Corporation
                                    Centerpoint Bank